EXHIBIT 99.1

Century Aluminum Reports Electrical Failure Affecting One Potline at its Sebree Smelter

Chicago, May 30, 2018 (GLOBE NEWSWIRE) - Century Aluminum Sebree LLC, a wholly-owned subsidiary of Century Aluminum Company (NASDAQ: CENX), announced today that it was forced to temporarily stop production on one of its three potlines due to an electrical failure at the Sebree aluminum smelter. No injuries were sustained in connection with these events and the facility’s other two potlines were unaffected.

Century is continuing to assess the effects of these events but expects to restore the affected potline to full production within the next three months. Century anticipates that less than 18,000 tonnes of production will be lost as a result.

Century expects that losses arising from these events, less applicable deductibles, will be covered under its insurance policies.

Dissemination of Company Information
Century intends to make future announcements regarding Company developments and financial performance through its website, www.centuryaluminum.com.
About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: expected lost production at Sebree; our ability, and the time required, to restore Sebree to full production; the future impact of the electrical failure and related events on our financial and operating performance; future earnings, operating results and liquidity; our future business objectives, strategies and initiatives.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts
Peter Trpkovski
(Investors and media)
312-696-3112

Source: Century Aluminum Company